UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2007

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 28, 2007, ScanSource, Inc. (the “Company”) entered into a 5-year $250 million multicurrency revolving credit facility (“New Credit Agreement”) with a syndicate of banks led by J.P. Morgan Securities Inc., as lead arranger and book runner, Wachovia Bank, N.A. as syndication agent, and Regions Bank and Wells Fargo, N.A. serving as documentation agents. This revolving credit facility has a $50 million accordion feature that allows the Company to increase the facility up to a total of $300 million subject to obtaining commitments for the incremental capacity from existing or new lenders. This revolving credit facility refinances and replaces the Company’s previous $180 million multicurrency revolving credit facility. The loans under the New Credit Facility will be available for general corporate purposes of the Company and its subsidiaries in the ordinary course of business.

The New Credit Agreement is guaranteed by the Company and some of its subsidiaries and is secured by substantially all of the assets of the Company and its domestic subsidiaries. Loans under the New Credit Agreement shall bear interest at a rate equal to a spread over the applicable LIBO rate or prime rate, as chosen by the Company. This spread is dependent on the Company’s ratio of Total Debt to EBITDA and ranges from 0.50% to 1.25% for LIBOR-based loans, and from 0.00% to 0.25% for prime rate-based loans. The spread in effect at closing was 0.625% for LIBOR-based loans and 0.00% for prime rate-based loans.

The New Credit Agreement includes customary representations, warranties, affirmative and negative covenants (including, among others, restrictions on the payment of cash dividends) and events of default (and related remedies, including acceleration and increased interest rates following an event of default). It also contains financial covenants tied to the Company’s leverage ratio and fixed charge coverage ratio

A copy of the New Credit Agreement is provided as Exhibit 10.1 and is incorporated herein by reference. A copy of the Company’s press release dated October 1, 2007 announcing the new facility is attached as Exhibit 99.1 hereto and incorporated herein by reference and made available through the Company’s website at www.scansource.com.

Item 1.02. Termination of a Material Definitive Agreement

The New Credit Agreement referenced in Item 1.01 above refinanced and replaced the Company’s previous Amended and Restated Credit Agreement dated as of July 16, 2004 among the Company and certain subsidiaries and the lenders named therein, which established a $180 million multicurrency revolving credit line (with a $20 million accordion feature).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 1.01 of this report is incorporated by reference in this Item 2.03

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Credit Agreement dated as of September 28, 2007, among ScanSource, Inc., the Subsidiary Borrowers party hereto, the Lenders party hereto and, J.P.Morgan Chase Bank, N.A. as Administrative Agent, Swingline Lender and Issuing Bank, Wachovia Bank, N.A. as Syndication Agent, and Regions Bank and Wells Fargo Bank, N.A. as Co-Documentation Agents, J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger.

99.1	Press release issued by ScanSource, Inc. on October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: October 1, 2007	By:	/S/ Richard P. Cleys
	Name:	Richard P. Cleys
	Its:	Vice President and Chief Financial Officer